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                               EMPLOYMENT CONTRACT


This AGREEMENT is made effective as of this 31st day of January, 1999 by and between THE YARDVILLE NATIONAL BANCORP (the "Holding Company"), a corporation organized under the laws of the State of New Jersey, and Jay G. Destribats (the "Executive").


                                    RECITALS

     WHEREAS, the Holding Company desires to employ and retain the services of the Executive for the period provided in this Agreement; and

     WHEREAS, Jay G. Destribats is willing to serve as an Executive; in the employ of the Holding Company, devoting a substantial amount of time to such employment duties as are customarily and appropriately vested in the Chairman of the Board.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1. POSITION AND RESPONSIBILITIES.

   During the period of his employment hereunder, Executive shall serve as Chairman of the Board of Directors of Yardville National Bank (the "Bank") reporting to the Board of Directors of the Bank and Yardville National Bancorp reporting to the Board of Directors of the Holding Company (collectively, the "Board"). During said period, it is anticipated the Executive will devote a substantial amount of time to such duties as are customarily and appropriately vested in the Chairman of the Board. Failure to re-elect Executive as a member of the Board of Directors of the Bank or of the Holding Company shall constitute a Breach of this Agreement.

2. TERMS AND DUTIES

   (a) The period of the Executive's employment under this Agreement shall commence as of January 31, 1999 and shall continue for a period of twenty-four
(24) full calendar months thereafter, unless terminated by the Bank and/or Holding Company on account of death, disability or cause (as herein defined). This Agreement shall be deemed to continue for an additional twelve (12) months from each succeeding anniversary date of the Agreement, it being the intention of the parties that, unless notice is given to the contrary by either party, the Agreement shall be extended for an additional one year period so that there be a full twelve month term remaining.

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   (b) This agreement is subject to approval for continuation, by the Board of
Directors of the Yardville National Bancorp, at the conclusion of each contract period. Renewals shall be on the same terms and conditions as set forth herein, except for such modification of compensation and benefits as may hereafter be agreed upon between the parties hereto from time to time.

   (c) During the period of employment, the Executive shall devote substantial time and attention to such employment and shall perform such duties as are customarily and appropriately vested in the Chairman of the Board of Directors of the Holding Company and Bank and from time to time may be perceived by the Board.

3. DEFINITIONS

   For purposes of the Agreement,

   (a) "Cause" means any of the following:

       (i) the willful commission of an act that causes or that probably will cause substantial economic damage to the Bank or substantial injury to the Bank's business reputation; or,

       (ii) the commission of an act of fraud in the performance of the Executive's duties; or

       (iii) a continuing willful failure to perform the duties of the Executive's position with the Bank; or,

       (iv) the order of a bank regulatory agency or court requiring the termination of the Executive's employment.


   (b) "Change in Control: means any of the following:

       (i) the acquisition by any person or group acting in concert of beneficial ownership of forty percent (40%) or more of any class of equity security of the Holding Company, or,

       (ii) the approval by the Board of the sale of all or substantially all of the assets of the Bank or Holding Company; or,

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       (iii) the approval by the Board of any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above.


   (c) "Disability" means a mental or physical illness or condition rendering the Executive incapable of performing his normal duties for the Bank.

   (d) "Willfulness" means an act or failure to act done not in good faith and without reasonable belief that the action or omission was in the best interest of the Bank.


4. COMPENSATION AND REIMBURSEMENT

   (a) During the period of employment, the Bank, at the direction of the Holding Company, shall pay to the Executive an annual salary of not less than $180,000.00. Proceeds shall be paid in either bi-weekly or monthly installments as the Executive prefers.

   (b) The Executive shall be entitled to participate in or receive benefits under any retirement plan, pension plan, profit-sharing plan, stock plan, health-and-accident plan, medical coverage or any other employee benefit plan or prerequisite arrangement currently available or which may hereafter be adopted by the Holding Company for its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

   (c) The Executive shall be provided by the Holding Company with an automobile for his individual use.

   (d) In addition to the salary provided for under Section 4:

       (a) The Bank, at the direction of the Holding Company, shall pay for all reasonable travel and other reasonable expenses incurred by the Executive in performing his obligations under this Agreement.

6. TERMINATION FOR CAUSE

   (a) The Executive shall not have the right to receive compensation or other benefits provided hereunder for any period after termination for Cause, except to the extent that Executive may be legally entitled to participate by virtue of COBRA or any other State or Federal Law concerning employee rights to benefits upon termination.

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   (c) The Executive shall not be deemed to have been terminated for Cause unless and until there is delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the full Board at a meeting of such Board called and held for the purpose (after the Executive, together with counsel, has been given the opportunity to be heard before the Board), finding the Executive guilty of conduct set forth above in the definition of "Cause" in Subsection 3(a) and specifying the particulars thereof in detail.


7. CHANGE IN CONTROL

   (a) In the event that within three (3) years after a Change in Control (as herein defined), the Executive's employment is terminated by the Holding Company, other than for death, disability or Cause, the Executive shall be entitled to receive three year's salary at the annual salary currently being paid, which payment shall be made in a lump sum promptly after the occurrence of such termination.

   (b) The Executive will have the option within six (6) months after a Change in Control (as herein defined), to elect to resign his position. If the Executive's voluntary departure is for other than death, disability or cause the Executive shall be entitled to receive three year's salary at an annual salary currently being paid, which payment shall be made in a lump sum promptly after the occurrence of such voluntary resignation.

8. TERMINATION UPON DISABILITY

   (a) In the event that the Executive experiences a Disability during the period of his employment, his salary shall continue at the same rate as was in effect on the date of the occurrence of such Disability, reduced by any concurrent disability benefit payments provided under disability insurance maintained by the Holding Company. If such Disability continues for a period of six (6) consecutive months, the Holding company at its option may thereafter, upon written notice to the Executive or his personal representative, terminate the Executive's employment with no further notice.

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9. OTHER TERMINATION BY THE HOLDING COMPANY

   (a) In the event the Executive's employment is terminated by the Holding Company, other than for disability, death or Cause, and in the absence of occurrence of a Change in Control, the Executive will be entitled to payment of the remaining term of this agreement, at the annual salary currently being paid with said payment to be a lump sum payment upon termination.


10. TERMINATION BY THE EXECUTIVE

    (a) In the event of the Executive's voluntary termination, and in the absence of a change of a Change of Control, the Executive shall not have the right to receive compensation or benefits as provided hereunder after such date of termination, except to the extent that Executive may be legally entitled to participate by virtue of COBRA or any other State or Federal Law concerning employee rights to benefits upon termination.

11. SOURCE OF PAYMENTS

    It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Bank, at the direction of the Holding Company, as the case may be.

12. MODIFICATION AND WAIVER

    This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

13. NOTICES

    Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to his residence in the case of the Executive or to its principal place of business in the case of the Holding Company.

14. GOVERNING LAW

    This Agreement and the obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the State of New Jersey.

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15. ENTIRE AGREEMENT

    This instrument contains the entire agreement of the parties. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

    IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 31st day of January, 1999.



ATTEST:                                               YARDVILLE NATIONAL BANCORP


__________________________                            __________________________
                                                      Patrick M. Ryan,
                                                      President & CEO


__________________________                            __________________________
                                                      F. Kevin Tylus, Chairman
                                                      Directors' Organization &
                                                      Compensation Committee
WITNESS:


__________________________                            __________________________
                                                      Jay G. Destribats,
                                                      Chairman of the Board